EXHIBIT 21   Subsidiaries of the Registrant

The following table sets forth information with respect to the subsidiaries of Ampal, their respective states of organization and the percentage of voting securities owned as of December 31, 1996:

                                                                               Percentage
                                                                           Voting Securities
      Name of                Relationship                     State of          Owned by
      Company                  to Ampal                    Organization     Immediate Parent
      -------                ------------                  ------------    -----------------
Ampal Development            Subsidiary of                     Israel             90(1)
  (Israel) Ltd.                Ampal (Israel) Ltd.
Ampal Engineering            Subsidiary of                     Israel             99.9(2)
 (1994) Ltd.                   Ampal Industries, Inc.
Ampal Enterprises Ltd.       Subsidiary of Ampal               Israel             99.9(3)
                               Development(Israel) Ltd.
Ampal Financial              Subsidiary of                     Israel             51(4)
  Services Ltd.                Ampal (Israel) Ltd.
Ampal Holdings (1991),       Subsidiary of                     Israel             99.9(5)
  Ltd.                         Ampal Industries, Inc.
Ampal Industries, Inc.       Subsidiary                        Delaware          100
Ampal Industries             Subsidiary of Ampal               Israel            100
  (Israel) Ltd.                Industries, Inc.
Ampal (Israel) Ltd.          Subsidiary                        Israel            100
Ampal Properties Ltd.        Subsidiary of Ampal               Israel             99(6)
                               Industries (Israel) Ltd.
Ampal Protected              Subsidiary of Ampal               Israel             99.9(6)
  Housing (1995) Ltd.          Industries, Inc.
Ampal Realty Corporation     Subsidiary of                     New York           94
                               Ampal (Israel) Ltd.
Ampal Sciences, Inc.         Subsidiary of                     Delaware          100
                               Ampal Industries, Inc.
Country Club                 Subsidiary of Ampal               Israel             51
  Kfar Saba Ltd.               Industries, Inc.
Nir Ltd.                     Subsidiary of Ampal               Israel             99.96
                               Development (Israel) Ltd.
Paradise Industries Ltd.     Subsidiary of Ampal               Israel             85.1
                               Properties Ltd.

----------
(1)    The remaining 10% of the voting securities is owned by Ampal.
(2)    The remaining .1% is owned by Ampal (Israel) Ltd.
(3)    The remaining .1% is owned by Nir Ltd.
(4)    The remaining 49% is owned by Ampal.
(5)    The remaining .1% is owned by Ampal.
(6)    The remaining .1% is owned by Ampal (Israel) Ltd.



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